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                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 12/09/1998
                                                    981474966 - 2757193



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     SFX BROADCASTING OF THE MIDWEST, INC.



                  It is hereby certified that:

                  1. The name of the Corporation (hereinafter called the "Corporation") is SFX BROADCASTING OF THE MIDWEST, INC. The date of incorporation is May 30, 1997.

                  2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                  "FIRST: The name of the corporation (hereinafter called the "corporation") is SFX CONCERTS OF THE MIDWEST, INC."

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Corporation has caused this certificates to be signed by Howard J. Tytel, its Secretary on this 9th day of December, 1995.



                                                 By: /s/ Howard J. Tytel
                                                     ---------------------------
                                                     Howard J. Tytel
                                                     Secretary